UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

On June 28, 2012, the Board of Directors (the “Board”) of Bonds.com Group, Inc. (the “Company”) expanded the size of the Board to nine members and elected Marwan Khoueiri to the Board to fill the vacancy created by such expansion.  Mr. Khoueiri was designated by Daher Bonds Investment Company and Mida Holdings and elected to the Board pursuant to the Company’s Series E Stockholders’ Agreement, dated as of December 5, 2011, as amended by the Amendment No. 1 to Series E Stockholders’ Agreement dated as of May 15, 2012.

Amendment to Executive Employment Agreement.

On July 5, 2012, the Company and John Ryan, the Company’s Chief Financial Officer, entered into an Amendment No. 1 to Mr. Ryan’s existing Employment Agreement dated February 2, 2011.  Pursuant to the Amendment No. 1, Mr. Ryan’s existing Employment Agreement was amended to: (1) eliminate Mr. Ryan’s right to receive a performance bonus equal to 1% of the Company’s EBITDA (which right would otherwise have applied at such time, if any, that the Company achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000); and (2) increase Mr. Ryan’s base salary from $175,000 per year to $225,000 per year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of John Ryan, dated as of July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2012	BONDS.COM GROUP, INC.

	By:	/s/ John Ryan
	Name:	John Ryan
	Title:	Chief Financial Officer